Exhibit 99.1

USANA Health Sciences Reports Strong Third Quarter Growth; Raises Full-Year 2020 Net Sales and EPS Outlook

SALT LAKE CITY--(BUSINESS WIRE)--October 20, 2020--USANA Health Sciences, Inc. (NYSE: USNA) today announced financial results for its fiscal third quarter ended September 26, 2020.

Key Financial & Operating Highlights

  Third quarter net sales increased 14.5% year-over-year to $298.5 million due to strong product demand and successful incentive programs.
  Diluted EPS increased 32.1% year-over-year to a record $1.44.
  Active customers increased 16.5% year-over-year to a record 650,000.
  Company raises full-year 2020 Net Sales and EPS outlook.

Q3 2020 Financial Performance

Consolidated Results
Net Sales	$298.5 million	+14.5% vs. prior-year quarter +13.6% constant currency vs. prior-year quarter +$2.5 million FX impact, or +0.9%
Diluted EPS	$1.44	+32.1% vs. prior-year quarter Diluted shares of 21.2 million, -4.7%
Active Customers	650,000	+16.5% vs. prior-year quarter
Cash & Cash Equivalents	$278.4 million	Ended quarter with no debt

“This was an all-around very successful quarter for the Company,” said Kevin Guest, Chief Executive Officer and Chairman of the Board. “During the quarter, our strategies led to strong global customer demand for our high-quality nutritional products. We also offered various incentives and promotions that were well received and contributed meaningfully to sales and customer growth for the quarter.”

“Of further note, USANA’s Virtual Events strategy proved successful during the quarter. Our annual Americas and Europe Convention and our China National Sales Meeting were both held virtually, and this allowed us to reach larger audiences than did many of our past, in-person events. Throughout 2020, our management team and Associate sales force have demonstrated their ability to modify strategies and adapt to continually changing conditions, all in an effort to continue to advance USANA’s mission of health and wellness. We look forward to a strong finish to 2020 and delivering further growth in 2021.”

Q3 2020 Regional Results:

Asia Pacific Region
Net Sales	$241.3 million	+15.7% vs. prior-year quarter Constant currency net sales: +13.9% +$3.7 million FX impact, or +1.8% 80.8% of consolidated net sales
Active Customers	502,000	+15.4% vs. prior-year quarter
Asia Pacific Sub-Regions
Greater China
Net Sales	$136.0 million	+3.9% vs. prior-year quarter Constant currency net sales: +2.7%
Active Customers	284,000	+4.0% vs. prior-year quarter +2.2% sequentially
North Asia
Net Sales	$29.0 million	+24.3% vs. prior-year quarter Constant currency net sales: +23.7%
Active Customers	60,000	+20.0% vs. prior-year quarter +7.1% sequentially
Southeast Asia Pacific
Net Sales	$76.3 million	+40.5% vs. prior-year quarter Constant currency net sales: +36.7%
Active Customers	158,000	+41.1% vs. prior-year quarter +22.5% sequentially
Americas and Europe Region
Net Sales	$57.2 million	+10.0% vs. prior-year quarter Constant currency net sales: +12.2% -$1.2 million FX impact, or -2.2% 19.2% of consolidated net sales
Active Customers	148,000	+20.3% vs. prior-year quarter +8.8% sequentially

Balance Sheet

The Company ended the quarter with $278.4 million in cash and cash equivalents and no debt. During the quarter, the Company did not repurchase any shares of common stock and, as of the end of the third quarter, there was approximately $73 million remaining under the current share repurchase authorization.

Fiscal 2020 Outlook

The Company is updating its consolidated net sales and earnings per share outlook for fiscal year 2020.

Fiscal Year 2020 Outlook
	Revised Range	Previous Range
Consolidated Net Sales	$1.090 - $1.115 billion	$1.050 - $1.100 billion
Diluted EPS	$5.15 - $5.45	$4.70 - $5.25

Doug Hekking, Chief Financial Officer, said, “In light of our third quarter results and our expectations for the fourth quarter, we are raising our net sales and EPS guidance. While we do not have incentive offerings of a similar magnitude scheduled for the fourth quarter, we expect the business to produce solid results and carry momentum into 2021. Going forward, we will continue to focus our efforts on balancing the need for financial flexibility with continued investments in opportunities that allow us to execute our long-term growth strategies.”

Management Commentary Document and Conference Call

For more information on the Company’s operating results, please see the “Management Commentary, Results and Outlook” document, which has been posted on the Company’s website (http://ir.usana.com) under the “Investor Relations” section of the site. USANA will hold a conference call and webcast to discuss today’s announcement with investors on Wednesday, October 21, 2020 at 11:00 AM Eastern Time. Investors may listen to the call by accessing USANA’s website at http://ir.usana.com. The call will consist of brief opening remarks by the Company’s management team, before moving directly into questions and answers.

Non-GAAP Financial Measures

The Company prepares its financial statements using U.S. generally accepted accounting principles (“GAAP”). Constant currency net sales, earnings, EPS and other currency-related financial information (collectively, “Financial Results”) are non-GAAP financial measures that remove the impact of fluctuations in foreign-currency exchange rates (“FX”) and help facilitate period-to-period comparisons of the Company’s Financial Results that we believe provide investors an additional perspective on trends and underlying business results. Constant currency Financial Results are calculated by translating the current period's Financial Results at the same average exchange rates in effect during the applicable prior-year period and then comparing this amount to the prior-year period's Financial Results.

About USANA

USANA develops and manufactures high-quality nutritional supplements, functional foods and personal care products that are sold directly to Associates and Preferred Customers throughout the United States, Canada, Australia, New Zealand, Hong Kong, China, Japan, Taiwan, South Korea, Singapore, Mexico, Malaysia, the Philippines, the Netherlands, the United Kingdom, Thailand, France, Belgium, Colombia, Indonesia, Germany, Spain, Romania, and Italy. More information on USANA can be found at www.usana.com.

Safe Harbor

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act. Our actual results could differ materially from those projected in these forward-looking statements, which involve a number of risks and uncertainties, including: uncertainty related to the magnitude, scope and duration of the impact of the COVID-19 pandemic (“COVID-19”) to our business, operations and financial results; the further spread of, and regulatory measures or voluntary actions that may be put in place to limit the spread of, COVID-19 in the markets where we operate, including restrictions on business operations, shelter at home, or social distancing requirements; the potential for a resurgence of COVID-19 spread in any of our markets in the future; the impact of COVID-19 on the domestic and world economies, including any negative impact on discretionary spending, consumer demand, and consumer behavior in general; regulatory risk in China in connection with the health products and direct selling business models; regulatory risk in the United States in connection with the direct selling business model; potential negative effects of deteriorating foreign and/or trade relations between the United States and China; potential negative effects of material breaches of our information technology systems to the extent we experience a material breach; material failures of our information technology systems; global economic conditions generally; reliance upon our network of independent Associates; risk associated with governmental regulation of our products, manufacturing and direct selling business model; adverse publicity risks globally; risks associated with our international expansion and operations; and uncertainty relating to the fluctuation in U.S. and other international currencies. The contents of this release should be considered in conjunction with the risk factors, warnings, and cautionary statements that are contained in our most recent filings with the Securities and Exchange Commission. The forward-looking statements in this press release set forth our beliefs as of the date hereof. We do not undertake any obligation to update any forward-looking statement after the date hereof or to conform such statements to actual results or changes in the Company’s expectations, except as required by law.

USANA Health Sciences, Inc.
Consolidated Statements of Operations
(In thousands, except per share data)
(Unaudited)

	Quarter Ended		Nine Months Ended
	26-Sep-20	28-Sep-19	26-Sep-20	28-Sep-19

Net sales	$ 298,513	$ 260,598	$ 824,123	$ 789,604
Gross profit	242,155	212,779	674,032	649,390

Operating expenses
Associate incentives	131,144	111,059	358,065	345,100
Selling, general and administrative	65,656	66,262	192,014	202,671

Earnings from operations	45,355	35,458	123,953	101,619

Other income (expense)	(1,080)	430	(536)	3,075
Earnings before income taxes	44,275	35,888	123,417	104,694

Income taxes	13,769	11,666	38,382	34,922

NET EARNINGS	$ 30,506	$ 24,222	$ 85,035	$ 69,772

Earnings per share - diluted	$ 1.44	$ 1.09	$ 4.00	$ 3.01
Weighted average shares outstanding - diluted	21,170	22,223	21,283	23,173

USANA Health Sciences, Inc.
Consolidated Balance Sheets
(In thousands)
(Unaudited)

	As of	As of
ASSETS	26-Sep-20	28-Dec-19
Current Assets
Cash and cash equivalents	$ 278,418	$ 234,830
Inventories	78,167	68,905
Prepaid expenses and other current assets	29,447	25,544
Total current assets	386,032	329,279

Property and equipment, net	99,400	95,233
Goodwill	16,894	16,636
Intangible assets, net	29,748	29,840
Deferred income taxes	4,618	3,090
Other assets	40,840	42,856
Total assets	$ 577,532	$ 516,934

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Accounts payable	$ 14,173	$ 12,525
Other current liabilities	146,690	123,573
Total current liabilities	160,863	136,098

Deferred income taxes	8,248	10,282
Other long-term liabilities	19,304	18,842

Stockholders' equity	389,117	351,712
Total liabilities and stockholders' equity	$ 577,532	$ 516,934

USANA Health Sciences, Inc.
Sales by Region
(unaudited)
(in thousands)
	Quarter Ended
	26-Sep-20		28-Sep-19		Change from prior year		Currency impact on sales	% change excluding currency impact

Asia Pacific
Greater China	$136,013	45.5%	$130,947	50.3%	$5,066	3.9%	$1,510	2.7%
Southeast Asia Pacific	76,313	25.6%	54,327	20.8%	21,986	40.5%	2,032	36.7%
North Asia	28,969	9.7%	23,299	8.9%	5,670	24.3%	145	23.7%
Asia Pacific Total	241,295	80.8%	208,573	80.0%	32,722	15.7%	3,687	13.9%

Americas and Europe	57,218	19.2%	52,025	20.0%	5,193	10.0%	(1,167)	12.2%

	$298,513	100.0%	$260,598	100.0%	$37,915	14.5%	$2,520	13.6%

Active Associates by Region(1)
(unaudited)

	As of
	26-Sep-20		28-Sep-19

Asia Pacific
Greater China	91,000	29.1%	99,000	35.0%
Southeast Asia Pacific	113,000	36.1%	88,000	31.1%
North Asia	39,000	12.4%	34,000	12.0%
Asia Pacific Total	243,000	77.6%	221,000	78.1%

Americas and Europe	70,000	22.4%	62,000	21.9%

	313,000	100.0%	283,000	100.0%

Active Preferred Customers by Region (2)
(unaudited)

	As of
	26-Sep-20		28-Sep-19
Asia Pacific
Greater China	193,000	57.3%	174,000	63.3%
Southeast Asia Pacific	45,000	13.4%	24,000	8.7%
North Asia	21,000	6.2%	16,000	5.8%
Asia Pacific Total	259,000	76.9%	214,000	77.8%

Americas and Europe	78,000	23.1%	61,000	22.2%

	337,000	100.0%	275,000	100.0%

(1) Associates are independent distributors of our products who also purchase our products for their personal use. We only count as active those Associates who have purchased from us any time during the most recent three-month period, either for personal use or resale.

(2) Preferred Customers purchase our products strictly for their personal use and are not permitted to resell or to distribute the products. We only count as active those Preferred Customers who have purchased from us any time during the most recent three-month period. China utilizes a Preferred Customer program that has been implemented specifically for that market.

Contacts

Investors contact:
Patrique Richards
Investor Relations
(801) 954-7961
investor.relations@us.usana.com

Media contact:
Dan Macuga
Public Relations
(801) 954-7280